First Choice Bancorp

Covid-19 Response and Impact Overview

April 30, 2020

First Choice Bancorp

Disclosures

FORWARD LOOKING STATEMENTS

In addition to historical information, certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to management's beliefs, projections and assumptions concerning future results and events. Forward-looking statements, include descriptions of management's plans or objectives for future operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this presentation was prepared and can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words or phrases such as "aim," "can," "may," "could," "predict," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "hope," "intend," "plan," "potential," 'project," "will likely result," "continue," "seek," "shall," "possible," "projection," "optimistic," and "outlook," and variations of these words and similar expressions or the negative version of those words or phrases.

Forward looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company's earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the SEC, including under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as may be supplemental and/or amended by our Quarterly Reports on Form 10-Q as filed subsequent thereto.

ADDITIONAL RISK FACTORS

The coronavirus (COVID-19) outbreak may have an adverse impact on certain of our customers directly or indirectly. Entire industries within our loan portfolio such as hospitality have been impacted due to reduced demand related to quarantines and travel restrictions. Other industries within our loan portfolio or the communities we serve are likely to experience similar disruptions and economic hardships as the current coronavirus pandemic persists. In addition, such events could affect the stability of our deposit base, lead to mass layoffs and furloughs which could impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, result in lost revenue or cause us to incur additional expenses and losses. Additionally, the Federal Reserve has reduced interest rates substantially in an attempt to boost consumer spending due to the coronavirus pandemic which could have a sustained negative impact on our results of operations. The U.S. Congress has also passed a massive stimulus package (the "Coronavirus Aid, Relief, and Economic Security Act") intended to provide relief to consumers and small businesses however the effectiveness of this package could be disrupted by operational challenges in successfully implementing all of its provisions in a timely manner and could ultimately prove to be insufficient in scale. Although we maintain contingency and disaster recovery plans for pandemic outbreaks, even with these precautions, the continued spread or prolonged impact of the coronavirus could negatively impact the availability of key personnel or significant numbers of our staff, who are necessary to conduct our business. Such a spread or outbreak could also impact the business and operations of third party service providers who perform critical services for our business. If the coronavirus spreads or the containment and mitigation response is unsuccessful for a prolonged period of time, we could experience a material adverse effect on our business, financial condition, and results of operations.

First Choice Bancorp

COVID-19 Response

Customers

- Approved over 1,000 loans totaling over $300 million as part of Round 1 of the Paycheck Protection Program ("PPP") and deferred payments on over $600 million of loans at April 27, 2020
- Provided essential banking services via electronic channels, including online banking, remote deposit capture, and mobile deposit
- Provided customers with expanded FDIC insurance coverage through CDARS, Demand Deposit Marketplace, and Insured Cash Sweep deposit programs

Colleagues

- Business Continuity Plan activated on March 16, 2020 with daily Senior Management Pandemic Response Team meetings and weekly all-hands calls
- 5 temporary branch closures with remaining branches operating with reduced lobby hours, social distancing cues and enhanced night drop procedures to reduce client contact and support touchless transactions
- No employee lay-offs, furloughs, or reduced hours, ~90% of employees partially working from home, paid sick time and expanded leave policies for COVID-related issues, enhanced access to 401(k) funds and free COVID testing

Communities

- $10 thousand in charitable donations made as of March 31,2020 to several non-profit organizations in Los Angeles, Orange, and San Diego counties helping to fight hunger during the COVID-19 pandemic

First Choice Bancorp

COVID-19 Customer Relief Programs

Payment Deferral Program

Product	Number of loans		Outstanding Principal Balance [1] ($ in millions)	% of total portfolio [1]
Construction and Land	15	$	46	2.7%
Commercial Real Estate	169		295	17.3%
Commercial and Industrial	101		118	6.9%
SBA	224		141	8.3%
Others	5		8	0.5%
	514	$	608	35.6%

- 90-day principal and interest payment deferral program implemented
- COVID-related loan payment deferrals met the applicable requirements to continue to accrue interest and not be considered troubled debt restructurings ("TDRs")
- Loans granted deferrals were current for their payments through the end of February 2020

Paycheck Protection Program

Loan Balance Tier	Number of loans		Outstanding Principal Balance[1] ($ in millions)
<$350K	665	$	66
>$350K & <$2MM	165		122
>$2MM	23		106
Funded	853	$	294
Approved, unfunded [2]	160	$	18
	1,013	$	312

As of April 27, 2020:

- PPP Round 1: Total outstanding principal balance approved for funding was **$312 million across 1,013 loans**
  - Of these borrowers, we also approved $55 million of payment deferrals
- Round 2: Received over 600 application for more than $100 million of PPP loans

1. At April 27, 2020
2. Based on approved amounts

First Choice Bancorp

Loan Portfolio – limited direct COVID exposure

Loan portfolio [1] of $1.4 billion broken down by industry


($ in millions)
Income Producing Real Estate, $562 , 39%
Professional, Scientific, and Technical Services, $69 , 5%
Health Care and Social Assistance, $45 , 3%
Car Washes, $26 , 2%
Gasoline Stations, $31 , 2%
Arts, Entertainment, Recreation, $29 , 2%
Hotels, $182 , 13%
Restaurants, $41 , 3%
Others, $134 , 9%
Construction, $183 , 13%
Manufacturing, $38 , 2%
Retail Trade, $25 , 2%
Finance and Insurance, $74 , 5%

As of March 31, 2020:

- Diversified loan portfolio
- While all industries will be impacted by COVID-19, some industries have captured the attention of the media:
  - Entertainment & Recreation
  - Hotels
  - Restaurants
  - Car washes & gas stations
- Combined those "focused" industries make up ~22% of the total loan portfolio or $309mm with more than 50% secured by real estate

1. Represents loans held for investment, net of discounts at March 31, 2020 based on NAICS code

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SBA Loan Portfolio

SBA loan portfolio[1] of $187 million broken down by industry

($ in millions)


Restaurant, $18 , 10%
Others, $27 , 15%
Construction, $12 , 6%
Manufacturing, $13 , 7%
Retail Trade, $17 , 9%
Income Producing Real Estate-Owner Occupied, $20 , 11%
Professional, Scientific, and Technical Services, $27 , 14%
Health Care and Social Assistance, $10 , 5%
Car Washes, $5 , 3%
Gasoline Stations, $4 , 2%
Arts, Entertainment, Recreation, $6 , 3%
Hotel, $28 , 15%

At March 31, 2020:

- Consists of
  - SBA 7(a) of $97 million
  - SBA 504 of $90 million
- Preferred SBA Lender
- Average yield of 6.53%
- NPL/SBA Loans of 3.21%
- $28 million is guaranteed SBA

At April 27, 2020:

- $141mm SBA loans granted 3 month deferrals
- Under CARES Act, SBA will pay for next 6 months of payments, effectively granting customer 9 months of relief

1. Represents loans held for investment, net of discounts at March 31, 2020 ; includes SBA 7a and 504 loans

First Choice Bancorp

CRE Loan Portfolio

CRE loan portfolio[1] of $625 million broken down by industry



($ in millions)
Restaurant, $7, 1%
Others, $40, 6%
Construction, $43, 7%
Manufacturing, $6, 1%
Retail Trade, $2, 0%
Finance and Insurance, $29, 5%
Income Producing Real Estate-Owner Occupied, $59, 9%
Income Producing Real Estate-Investor Owned, $305, 49%
Professional, Scientific, and Technical Services, $10, 2%
Health Care and Social Assistance, $16, 3%
Car Washes, $13, 2%
Gasoline Stations, $15, 2%
Hotel, $80, 13%

At March 31, 2020:

- Well-diversified portfolio across property types
- Strong niche in hospitality; BOD serves as a significant source of referrals
- Average yield of 5.95%
- NPL/CRE Loans of 0.47%

1. Represents loans held for investment, net of discounts at March 31, 2020

First Choice Bancorp

Commercial Loan Portfolio

C&I portfolio [1] of $350 million broken down by industry

($ in millions)


Restaurant, $16, 5%
Hotel, $12, 3%
Gasoline Stations, $3, 1%
Car Washes, $8, 2%
Arts, Entertainment, Recreation, $18, 5%
Health Care and Social Assistance, $19, 6%
Professional, Scientific, and Technical Services, $32, 9%
Income Producing Real Estate, $119, 34%
Finance and Insurance, $43, 12%
Transportation & Warehousing, $11, 3%
Manufacturing, $18, 5%
Construction, $24, 7%
Others, $27, 8%

At March 31, 2020:

- Well diversified portfolio across customer types including manufacturers, distributors, and professionals
- Specialty deposit group focusing on deposit-rich verticals
- Average yield of 5.45%
- NPL/C&I Loans of 0.05%

1. Represents loans held for investment, net of discounts at March 31, 2020

Loans to Hospitality Industry at March 31, 2020

Product ($ in millions)	Commitment	Outstanding	% of total portfolio [1]
Commercial Real Estate	$ 82.5	$ 80.3	5.6%
Commercial and Industrial	19.6	11.9	0.8%
Construction and Land	74.0	61.0	4.2%
SBA	30.3	28.4	2.0%
	$ 206.4	$ 181.6	12.6%

Portfolio Summary

- Lion's share of hospitality sponsors and properties are well-known to senior management and the directors and have personal guarantees
- Focused on "limited-service" sub-segment, which has historically shown some level of operational resilience during prior economic cycles
- 82% of the loans are located in Los Angeles, Orange and San Diego Counties
- Sponsors average 24 years of experience in the industry with an average 7 year relationship with the Bank
- Approx. 72% of the hotels are recognized national franchises
- Relatively low charge-off history with net charge-offs of $528 thousand over last 5 years
- $85 thousand in non-accrual loans at March 31, 2020

1. Represents loans held for investment, net of discounts.

Loans to Hospitality Industry at March 31, 2020

Commercial real estate loans were originated with relatively low loan-to-value ratios and meaningful cash flow cushion

- 25 loans with an average loan commitment of $3.3 million
- Average loan-to-value[1] was 47%

Construction portfolio statistics

- 5 loans with an average loan commitment of $14.8 million
- Average completion percentage approximately 78% of total construction portfolio
- Most of the construction projects are expected to be completed by the end of Q2 2020
- Maintain average loan-to-cost ratio at 70%
- Average loan-to-value[1] was 59% based on as completed value

SBA portfolio statistics

- 19 loans with an average loan commitment of $938 thousand
- $24.7 million is unguaranteed portion retained, all of which is secured by commercial real estate properties
- Average loan-to-value[1] was 68%

1. Loan-to-value at March 31, 2020 based on total commitment to the most recent appraised collateral value

Strong Capital and Liquidity Positions

Capital Position Highlights

- Maintain solid capital levels and considered "well-capitalized" by the regulators
- PPP will not impact regulatory capital ratios
- Q1'20 dividend of $0.25/share; TBV of $15.81/share
- Opted-in to Community Bank Leverage Ratio on Q1'20
- Repurchased $858k of common stock in Q1'2020; share repurchase program suspended on March 17, 2020

Regulatory Capital Ratios as of 3/31/20



Community Bank Leverage (CBLR) / Tier 1 Leverage
4.00%
7.73%
11.73%
Total Capital
8.00%
5.63%
13.63%
Common Equity Tier 1 Capital
6.00%
6.50%
12.50%
Tier 1 Capital
4.50%
8.00%
12.50%
Regulatory Minimums
Buffer

Liquidity Sources

As of March 31, 2020:

- $170mm available cash on balance sheet
- $41mm investment securities portfolio consists of high quality liquid assets ("HQLA") – no exposure to municipals or corporate bonds
- $420mm available borrowing capacity from FHLB, FRB discount window, Federal funds unsecured lines of credit and HoldCo revolver

As of April 27, 2020:

- Recent approval by FRB to access SBA PPP Liquidity Facility ("PPPLF") will allow the Company to fund PPP loans without taking on liquidity or funding risk
- Total borrowing from PPPLF was $126 million

First Choice Bancorp

Net Interest Margin & ALLL Overview and Outlook

1. Q1'20 net interest margin decreased modestly by 7bps to 4.78% from Q4'19
   a. Pro-actively defended net interest margin by lowering overall funding costs by 5bps to 72bps from Q4'19
   b. Attractive average non-interest bearing deposits maintained at 47% of total deposits for Q1'20
2. Q1'20 provision for loan losses increased $1.5 million to $2.7 million from Q4'19
   a. Driven by an increase in qualitative factors relating to COVID-19 and net loan growth
   b. ALLL increased 20% to $16.2 million - 1.13% coverage ratio and 178% of NPLs
3. Broad declines in macro environment & economy expected to negatively impact NIM forecast for year
   a. Underwriting fee on SBA PPP Loans will help to offset declines in NIM
   b. Low cost funding from FRB PPP Liquidity Facility at 0.35% will also help offset NIM decline
   c. Continuing to lower deposit rates and wholesale borrowing costs
   d. Approximately 70% of total loans are at floor rate or are fixed to maturity; remaining 30% are floating rate and will reprice over time

First Choice Bancorp

Contact Information

NAME	TITLE & CONTACT	
Robert M. Franko	**First Choice Bancorp** *President & Chief Executive Officer*	
	**Address:**	17785 Center Court Drive Suite 750 Cerritos, CA 90703
	Telephone:	(562) 345-9241
	Email:	Rfranko@FirstChoiceBankCA.com



Corporate Headquarters:
17785 Center Court Drive, Suite 750
Cerritos, CA 90703
Telephone: (562) 345-9092

Website: www.firstchoicebankca.com